UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 6, 2012( August 31, 2012)

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NETWORK 1 FINANCIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

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Delaware	000-14753	11-3423157
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

2 Bride Avenue, 4th Floor Red Bank, NJ 07701
(Address of Principal Executive Offices) (Zip Code)

(732) 758-9001
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item	3.02 Unregistered Sale of Equity Securities

On December 14, Network 1 Financial Group, Inc. (the “Company”) issued a 2 year note for $400,000 with a 7% per annum interest rate and also issue 5,000,000 million shares of $0.001 par value Company common stock to a private investor (“PI”) for $500.00    The sale will be exempt from registration pursuant to Regulation D, promulgated under the Securities Act of 1933, because PI is an accredited investor.  Attached hereto as Exhibit 10.1, and incorporated by this reference as though fully set forth herein, is the Subscription Agreement (Private Placement Securities Purchase Agreement) and Note

The Company will have 60,340,487 shares of common stock outstanding once the note and shares are issued.  PI will own or control 5,000,000 shares of the Company’s common stock, constituting 8.3% of the outstanding shares.

Item	9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Subscription Agreement and note (Private Placement Securities Purchase Agreement), used for the transaction between Network 1 Financial Group, Inc. and PI.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 20, 2012	NETWORK 1 FINANCIAL GROUP, INC.

	By:	/s/ Damon Testaverde
Damon Testaverde
President